EXHIBIT 99.2



                      THE FIRST NATIONAL BANK OF ALTAVISTA
                  Solicited on Behalf of the Board of Directors

            Claude N. Woodson, Edward Bell, Jr., and                  or any of
them, with power of substitution to each, are hereby authorized to represent the undersigned and vote all shares of The First National Bank the Altavista (the "Bank") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Bank., to be held on Tuesday, April 8, 1997, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia or any adjournment thereof, on each of the following matters.

1. Proposal to approve the Agreement and Plan of Reorganization dated as of January 22, 1997, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Exhibit A, providing for the merger of the Bank into a wholly-owned subsidiary of Pinnacle Bankshares Corporation, a Virginia corporation formed to serve as the holding company for the Bank.

     __________ FOR      __________ AGAINST      __________ ABSTAIN

2. This proxy will be voted for the election of the nominees to the Board of Directors listed below, unless the word "no" is inserted at the end of this sentence. ____. You may withhold authority to vote for any nominee by lining through or otherwise striking out his or her name below or otherwise cumulate votes for a specific nominee as you indicate below.
     _____

     Alvah P. Bohannon, III     R. B. Hancock, Jr.      Carroll E. Shelton
     John P. Erb                James P. Kent, Jr.      Kenneth S. Tyler, Jr.
     Robert L. Finch            Percy O. Moore          John L. Waller
     Robert H. Gilliam, Jr.     Herman P. Rogers, Jr.

3. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

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            This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal in Item 1, FOR the directors listed in Item 2, and as the proxies see fit in any matters that may come up in Item 3.

            When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

                                        Date:
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Signature                               Signature if held jointly

                  PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN